UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2006

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(914) 347-4300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 28, 2006, Acorda Therapeutics, Inc. (“Acorda”) and Paul Royalty Fund II, L.P. (“PRF”) entered into an amendment (the “Amendment”) to the Revenue Interests Assignment Agreement, between Acorda and PRF, dated December 23, 2005 (the “Agreement”). Under the Agreement, Acorda assigned to PRF the right to receive a portion of Acorda’s net revenues from between Acorda and PRF Zanaflex Capsules™, Zanaflex tablets and any future Zanaflex products. To secure the obligations to PRF, Acorda also granted PRF a security interest in substantially all of Acorda’s assets related to Zanaflex.

Under the terms of the Amendment, PRF will pay Acorda $5,000,000 within three business days of the signing of the Amendment and an additional $5,000,000 if Acorda’s Zanaflex net revenues, as that term is defined in the Agreement, during the fiscal year 2006 equal or exceed $25,000,000. As contemplated by the Agreement, Acorda is required to pay PRF $5,000,000 on December 1, 2009. If Acorda meets the 2006 net revenue milestone, it will be required to pay PRF $5,000,000 on December 1, 2010.

Under the Agreement, PRF is entitled to a royalty consisting of certain specified percentages of Zanaflex net revenues, based upon the level of net revenues. Previously, once PRF had received and retained payments under the Agreement that are at least twice the aggregate amount PRF paid Acorda under the Agreement, the royalty rate would drop to 1% of Zanaflex net revenues. The Amendment provides that the royalty rate will drop to 1% upon PRF’s receipt of 2.1 times the aggregate amount PRF has paid Acorda under the Agreement, as amended.

A copy of the press release announcing the Amendment is attached hereto as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

(a)  The disclosures under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03(a).

Item 9.01  Financial Statements and Exhibits

10.45 First Amendment to Revenue Interests Assignment Agreement and to Guaranty, dated November 28, 2006 by and among Acorda Therapeutics, Inc., King George Holdings Luxembourg IIA S.à r.l. and Paul Royalty Fund II, L.P.

99.1 Press Release, dated November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

November 29, 2006	By:	/s/ David Lawrence
Name: David Lawrence, M.B.A.
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.45

First Amendment to Revenue Interests Assignment Agreement and to Guaranty, dated November 28, 2006 by and among Acorda Therapeutics, Inc., King George Holdings Luxembourg IIA S.à r.l. and Paul Royalty Fund II, L.P.

99.1	Press Release, dated November 29, 2006